JOINT VENTURE AGREEMENT BY AND BETWEEN MARIJUANA COMPANY OF AMERICA, INC., NATURAL PLANT EXTRACTS OF CALIFORNIA, INC., & ITS WHOLLY OWNED SUBSIDIARIES, GREEN ETHOS, LLC, BLOCK CHAIN 420 & NORTHERN LIGHTS DISTRIBUTION, LLC

This Joint Venture Agreement ("Agreement") is entered into effective as of April 15, 2019 (the "Effective Date") by and among:

- Marijuana Company of America, Inc. ("MCOA"), a Utah corporation with a business address of 1340 West Valley Parkway, #205, Escondido, CA 92029;

- Natural Plant Extracts of California, Inc., a California corporation, with a business address of 11116 Wright Rd., Lynwood, CA 90262; and,

- Natural Plant's wholly owned subsidiaries: Green Ethos LLC, Northern Lights Distribution LLC, and, Block Chain 420, each with a business address of 11116 Wright Rd., Lynwood, CA 90262; (collectively, with Natural Plant Extracts of California, referred to as "Natural Plant").

MCOA, Natural Plant each being referred to herein as a "Party", or collectively as the "Parties."

RECITALS

MCOA is a corporation organized and operating in good standing under the laws of the State of Utah;

Natural Plant are business entities organized and operating in good standing under the laws of the State of California;

Natural Plant maintain California city and state licenses for the manufacturing, distribution and delivery of cannabis products in California (see Schedule A).

On April 15, 2019, MCOA, Natural Plant entered into a material definitive agreement, attached hereto and incorporated herein by reference as Schedule B. Part and parcel of the material definitive agreement were covenants and consideration related to MCOA and Natural Plant forming a joint venture incorporated to operate under the name "Viva Buds, Inc." ("Viva Buds") in California for the purpose of operating a licensed cannabis distribution business pursuant to California law legalizing cannabis for recreational and medicinal use;

Pursuant to the terms and conditions of the material definitive agreement, the Parties determined that it is desirable and advantageous to formally join and participate in the Joint Venture Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

ARTICLE 1

VIVA BUDS, INC.

Section 1.01 The Parties as of the Closing Date, will have organized Viva Buds, Inc. as a California C corporation.

Section 1.02 Principal Office. The principal office of Viva Buds shall be located at such location as the Board of Directors may designate.

Section 1.03 Purpose. The purpose of the joint venture operations by and through Viva Buds is to engage in lawful manufacturing, distribution and delivery of cannabis in the State of California.

Section 1.04 Term. The Joint Venture shall continue in existence unless otherwise terminated pursuant to the terms and conditions of this Agreement.

Section 1.05 The capital structure of Viva Buds Inc. shall consist one million authorized common shares.

Section 1.06 Organizational Costs. All costs in organizing Viva Buds will be borne equally by MCOA and Natural Plant.

ARTICLE 2

CAPITALIZATION

Section 2.01 MCOA shall contribute to Viva Buds marketing services and front end client relationship services using its affiliate marketing system and team.

Section 2.02 Natural Plant shall contribute their respective California manufacturing, distribution and delivery licenses; product/inventory of up to three hundred thousand dollars ($300,000.00) for Viva Buds operations; management services regarding delivery and fulfillment of products; and the sourcing of quality products for co-branding between the Viva Buds brand and the Natural Plant brand.

Section 2.03 The Parties agree to divide all profits and losses equally (50/50) between MCOA on the one hand (receiving 50%), and Natural Plant on the other hand (receiving 50%).

ARTICLE 3

MANAGEMENT OF THE JOINT VENTURE: VIVA BUDS BOARD OF DIRECTORS

Section 3.01 Creation of Board of Directors. Subject to the terms and conditions of this Agreement, the overall management and supervision of the business of the Joint Venture shall be vested in a Board of Directors consisting of three persons: two appointed by MCOA; one appointed by Natural Plant. Each director shall serve at the pleasure of the shareholders under California law.

(a) Voting. Approval of matters within the scope of the Board of Directors shall require the affirmative vote of a majority of all authorized directors. Directors may vote in person, by telephone, or by written proxy. Matters beyond the authority of the Board of Directors shall be brought to the Party's attention for consideration.

(b) Meetings; Time & Place. The Board of Directors shall meet at least semi-annually (unless the Board of Directors otherwise determine) on such dates as the Board of Directors may agree in writing. Additional meetings shall be held at the written request of any director on five business days' notice issued to all directors by the director requesting the meeting. Unless otherwise agreed by the Board, the meetings shall occur at a location reasonably designated by the directors. Board meeting may occur telephonically, or by any other acceptable means.

(c) Quorum. A quorum for all meetings of the Board of Directors shall be two directors represented in person or by proxy.

(d) Unanimous Consent. Any action of the Board of Directors may be taken without a meeting by formal written resolution if all directors sign the resolution.

(e) Minutes. Minutes of all meetings of the Board of Directors shall be kept by such person as is designated by the Board, and copies of all Board of Directors minutes and other resolutions approved by the Board of Directors shall be given to each director.

(f) Specific Powers of the Board of Directors. The Board of Directors shall have, without limitation, the specific power to:

1) Modify the type of business which the Joint Venture will operate;

2) Establish and modify (in any material respect) any schedules for construction, erection and/or installation of major facilities and equipment;

3) Review and approve, as applicable, annual operating expense, personnel and capital budgets and operating plans;

4) Review operating results and operating performance forecasts;

5) Approve all unbudgeted capital projects;

6) Approve all agreements between the Joint Venture and third parties which have a value of more than fifty thousand dollars (US$50,000) or a duration of more than three (3) years (or such other limits as may be set by the Board from time-to-time);

7) Approve establishment and closure of all investment banking, lending and borrowing relationships;

8) Approve material legal actions on behalf of, and review material legal actions against, the Joint Venture and approve conduct and any settlement of such actions involving amounts which could have a material adverse effect on the Joint Venture or a Party;

9) Approve the material terms of all insurance programs;

10) Make decisions on matters of policy to be followed and material elections to be made in connection with the taxes and tax returns of the Joint Venture;

11) Approve the financial statements of the Joint Venture;

12) Approve any indebtedness not incurred in the ordinary course of business of the Joint Venture;

13) Make or assume suretyships, guaranties and/or similar liabilities for the Joint Venture; and

14) Appoint, remove and replace the accounting firm for the Joint Venture.

The Board of Directors shall have the power by appropriate action taken by it, to delegate any of its powers or other duties to any other person or committee.

Section 3.03 MCOA and Natural Plant agree to utilize good faith practices to jointly oversee, manage and coordinate the day to day operations of the Joint Venture, establishing product procurement, marketing, distribution and delivery operations, retaining employees and/or agents necessary to carry out operations, and to exercise due care and prudent business judgment to loyally carry out the operations for the benefit of the Joint Venture.

Section 3.04 Within thirty (30) Business Days after the end of each quarter, NLD and Natural Plant shall provide the Board of Directors a reasonably detailed written report describing the then-current status of all agricultural activities in the Joint Venture.

ARTICLE 4

REPRESENTATIONS OF THE PARTIES

Section 4.01 Organization. Each Party that is a corporation or limited liability company is duly organized and incorporated and in good standing in the jurisdiction of its incorporation, has full power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements (to which it is a party), and has the requisite approval of its Board of Directors or Managers to enter into this Agreement and the Ancillary Agreements (to which it is a party) and to consummate the transactions contemplated hereby and thereby;

Section 4.02 Authority. This Agreement and the Ancillary Agreements are valid, binding, and enforceable obligations of the Parties which have executed such agreements, in accordance with their terms (except that the enforceability of such Party's obligations thereunder is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law or in arbitration). All material consents, approvals, authorizations, and other requirements prescribed by any law, rule, or regulation that must be obtained or satisfied by such Party and are necessary for such Party's execution and delivery of this Agreement and the Ancillary Agreements or the performance of the terms thereof have been obtained and satisfied;

Section 4.03 Binding Agreement. The execution and delivery of this Agreement and the Ancillary Agreements by each Party which has executed such agreements, and the consummation of the transactions contemplated thereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture, judgment, decree, order, or award of any court, governmental body, or arbitrator applicable to such Party, including any law, rule or regulation applicable to such Party, or their respective incorporation or organizational documents;

Section 4.04 Natural Plant represent that each is the respective sole and exclusive legal licensee and has sole and exclusive control of the entire right, title, and interest in and to the city and state licenses for the delivery of cannabis products in California (see Schedule A).

Section 4.04 No Transfer. Natural Plant have not granted and will not grant any license or other contingent or non-contingent right, title or interest under or relating to the city and state licenses for the delivery of cannabis products in California (see Schedule A), and will not be under any obligation, that does or will conflict with or otherwise affect this Agreement.

Section 4.05 No Obligation. Natural Plant are under no obligation to any third Party that would interfere with its representations, warranties or obligations under this Agreement.

Section 4.06 No Encumbrances. Natural Plant will not allow any encumbrances, liens or security interests on the city and state licenses for the delivery of cannabis products in California (see Schedule A).

ARTICLE 5

DISSOLUTION, WINDING UP AND BUY-OUT

Section 5.01 General Dissolution. The Joint Venture will be terminated and dissolved upon the unanimous resolution of the Board of Directors and Shareholders.

Section 5.02 Elective Dissolution – Cessation of Business. The Joint Venture may be terminated and dissolved, at the unanimous election of the Board of Directors and Shareholders as follows:

(a) Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Joint Venture, which prevents the Joint Venture from operations consistent with the purpose of the Joint Venture, or the Joint Venture is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

Section 5.03 Default Dissolution. The non-defaulting Party may elect to terminate and dissolve the Joint Venture in the event of a default, as specified below, by the other Party. The occurrence of any of the following events shall constitute a default by a Party:

(a) A Party or its Affiliate shall materially default in the observance or performance of any material agreement, covenant, or condition contained in this Agreement or in any material agreement with or relating to the Joint Venture, and such default shall continue to exist for a period of 30 days after the other Party or the Joint Venture gives such defaulting Party or its Affiliate written notice of such default;

(b) A representation or warranty made by the Party herein or in any Ancillary Agreement (or in any certificate or financial or other statement furnished by such Party to the other in connection therewith) or by the Party's Affiliate in connection with this Agreement or any Ancillary Agreement shall prove to be false or misleading in any respect which would have a material adverse effect on the Joint Venture or the other Party, and remain uncured for a period of thirty (30) days after the other Party gives the Party or its Affiliate written notice of such default;

(c) There is an entry of an order for relief or the institution of any proceedings of any nature under the laws of the United States or any state or any foreign country for relief of debtors wherein an Party is seeking relief as debtor; there is an appointment of a receiver, trustee, custodian or like officer for all or substantially all of the business or assets of such Party on the grounds of insolvency and either the Party has consented to such appointment, or has failed to vacate or otherwise cause said appointment to be set aside within 60 days; or there is the institution against such Party of a proceeding under the Federal bankruptcy act or any law of the United States or other jurisdiction now in existence or hereinafter enacted

having the same general purpose which proceeding is not dismissed or discharged within 60 days after the institution thereof.

Section 5.04 Winding Up. If the Joint Venture is to be dissolved, then the Parties shall proceed jointly to wind up the affairs of the Joint Venture.

Section 5.05 If, in winding up the affairs of the Joint Venture, no election is made by either Party to continue conducting the business of the Joint Venture, then the Parties shall attempt to sell the business of the Joint Venture. If an acceptable buyer cannot be found within a reasonable time, the Joint Venture shall be liquidated. The assets of the Joint Venture, including proceeds of sale, shall be applied in the following order:

(a) To payment of the expenses of the sale or liquidation;

(b) To payment (or creation of reserves for payment) of the debts and liabilities of the Joint Venture, first to non-Parties and then to Parties for services, advances or otherwise;

(c) To payment to each Party of its share of profits which have been accumulated and not previously paid out;

(d) To divide the surplus, if any, equally to each Party in the Joint Venture, i.e. 50% to MCOA and 50% to Natural Plant and NLD.

Section 5.06 The liquidation of the assets and discharge of liabilities shall occur over a reasonable time so as to enable the Parties to minimize the normal losses attendant upon a liquidation. Each Party immediately shall pay to the Joint Venture all amounts owing to the Joint Venture, together with its proportionate share of all contributions required by law to be paid by the Parties for the payment of liabilities of the Joint Venture.

Section 5.07 Accounting on Liquidation. If the Joint Venture is liquidated, each Party shall be furnished with a statement which shall set forth the assets and liabilities of the Joint Venture as of the date of the completed liquidation, taking into account distributions and payments as provided hereinabove, the allocation of all gain or loss realized by the Joint Venture on the liquidation of property and assets of the Joint Venture, and the allocation of any tax benefits.

Section 5.08 Payment of Costs. The Joint Venture will pay all costs incurred in the sale or other disposition of its assets upon liquidation and any other expenses incurred in the liquidation and dissolution.

Section 5.09 Purchase by a Party. If either Party or an Affiliate thereof buys the business of the Joint Venture as part of a sale or other disposition of assets upon liquidation, the price to be paid for the business shall in all events be calculated as if the purchase were being made as a buy-out, and such Party (or its Affiliate) must pay fair market value. If there are any loans outstanding which are owed by the Party whose interest is being purchased to the Party making the purchase, the Party making the purchase may apply a portion of the purchase price to the repayment of any unpaid principal amount of, and accrued unpaid interest on, any such loans.

Section 5.10 Buy-Out on Default. If an election is made by a Party to terminate the Joint Venture, that Party may also elect, by written notice to continue the Business of the Joint Venture. In such event the electing Party shall purchase the other Party's interest in the Joint Venture for an amount equal to eighty-five percent (85%) of the fair market value of the other Party's interest.

Section 5.11 Buy-Out on Elective Dissolution. If an election is made by a Party (the "Terminating Party") to terminate the Joint Venture, the other Party may elect, by written notice given within 90 days of the date of the election to terminate, to continue the business of the Joint Venture. In such event, the acquiring Party shall purchase the Terminating Party's interest in the Joint Venture for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Party's interest.

Section 5.13 Buy-Out on Mutual Agreement. If the Joint Venture is terminated, either Party may elect, by written notice given within ninety (90) days of the date of termination, to continue conducting the Business of the Joint Venture. Unless the Parties otherwise agree, the acquiring Party shall purchase the Terminating Party's interest in the Joint Venture for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Party's interest.

Section 5.14 Fair Market Value – Mutual Agreement. In case of elections under this section, the Parties shall use their best efforts to agree as to the fair market value of the Joint Venture. If the Parties fail to agree on such fair market value within sixty (60) days following the election by a Party to continue the Joint Venture, fair market value shall be determined pursuant to Section 5.15.

Section 5.15 Fair Market Value – Third Party Determination.

(a) If the Parties cannot agree upon the fair market value of the business in accordance with Section 8.14, then either Party may elect, by written notice of the other, to have fair market value set by independent appraisal ("Appraisal Notice"). Within fifteen (15) days following the receipt of the Appraisal Notice, the Parties shall attempt to agree upon a Person to determine the fair market value (the "Agreed Appraiser") and the procedures under which the Agreed Appraiser shall determine the fair market value. If the Parties cannot agree upon an Agreed Appraiser or the procedures to be used within the Agreed Appointment Period, within fifteen (15) days following the expiration of the Agreed Appointment Period, each of the Parties shall (i) retain a reputable banking firm having significant experience in performing valuations of business entities (each, an "Advocate Appraiser") and (ii) notify the other Party, in writing, of the name, address and contact information of its Advocate Appraiser. Each Advocate Appraiser shall make a separate determination of the fair market value of the Business as of the end of the most recently completed calendar quarter using whatever reasonable assumptions and valuation methods that they deem appropriate. Each Advocate Appraiser shall have a period of thirty (30) days within which to complete their respective determinations of the fair market value of the business and provide a written report setting forth its determination to each of the Parties (each, an "Advocate Appraiser Report"). Each Advocate Appraiser Report shall include a reasonably detailed description of the assumptions and valuation methods used by the Advocate Appraiser in connection with its determination of fair market value. The respective fair market values of the business as determined by the Advocate Appraisers shall each be referred to individually as an "IB Value" and, collectively, as the "IB Values." In the event the either Party fails to appoint an Advocate Appraiser and notify the other Party, in writing, of the name and address of its Advocate Appraiser within the initial fifteen (15) day period referred to above in this Section 5.15 (a), then the determination of the fair market value of the Business provided in the other Party's Advocate Appraiser Report shall constitute the fair market value of the business and the Party failing to so appoint its Advocate Appraiser shall be deemed to have accepted such fair market value determination.

(b) Following the delivery of each Advocate Appraiser Report, the fair market value of the Business of the Joint Venture shall then be calculated according to the following:

(i) If the respective IB Values are within a range of plus or minus ten percent (10%), the arithmetic average of the two IB Values shall be deemed to be the fair market value of the Business.

(ii) If the range between the IB Values is greater than plus or minus ten percent (10%), the Advocate Appraisers shall, within fifteen (15) days following the expiration of the thirty (30) day period referred to in Section 5.15(a), jointly select a third appraiser (the "Neutral Appraiser") to be engaged by the Joint Venture; notify the Parties in writing of the name and address of such Neutral Appraiser; and, provide to such Neutral Appraiser copies of the Advocate Appraiser Reports. The Neutral Appraiser shall be a reputable investment banking firm having significant experience in performing valuations of business entities and, unless both Parties agree after full disclosure, in no event shall the Neutral Appraiser either be currently performing services for one of the Parties or any of its Affiliates other than of a nominal nature. If the Advocate Appraisers fail to select a Neutral Appraiser within such fifteen (15) day period, then either Party may initiate a mediation proceeding with a single mediator in accordance with the dispute resolution procedures to be mutually agreed upon by the Parties and set forth in Section 8, and the mediator in such proceeding shall appoint the Neutral Appraiser. Within thirty (30) days following the date of the designation or appointment of the Neutral Appraiser, the Neutral Appraiser shall prepare its determination of the fair market value of the business as of the date of determination and shall communicate such determination to each of the Parties, in writing, together with a report (the "Neutral Appraiser Report") describing in reasonable detail the assumptions and valuation methods used or relied upon in making such determination. The final fair market value of the Business shall be the arithmetic average of the two valuations out of the three valuations delivered that are closest to each other; provided, however, that in the event that one of the three valuations is the arithmetic average of the other two valuations, then the final fair market value of the business shall be equal to such valuation that constitutes the arithmetic average of the other two valuations.

(c) Each Party shall be responsible for the engagement of its designated Advocate Appraiser. The Parties shall be jointly responsible for the engagement of the Agreed Appraiser or the Neutral Appraiser and each Party agrees to authorize and use commercially reasonable efforts to cause the Joint Venture to engage any Agreed Appraiser or Neutral Appraiser designated or appointed pursuant to this Section 5.15. Each Party shall be responsible for the payment of all fees, expenses, reimbursements and indemnities of its Advocate Appraiser. Responsibility for the fees, expenses, reimbursements and indemnities of the Agreed Appraiser or Neutral Appraiser shall be shared by the Parties in proportion to their respective interests in the Joint Venture.

(d) The Joint Venture shall, and each Party shall cooperate with one another to cause the Joint Venture to, provide such financial and other information and related assistance regarding the Joint Venture and its subsidiaries as may be reasonably requested by the Advocate Appraisers and any Neutral Appraiser for the purposes of performing their respective valuations of the Business pursuant to this Section 5.15.

(e) In determining fair market value of the business of the Joint Venture, the Appraisers shall take into account all relevant factors. Each Party may supply the Appraisers a list of or information on those factors which the Party believes might add to or detract from the fair market value of the business of the Joint Venture as it will be continued by the Party who has made such election to continue.

(f) Each Party shall continue to use commercially reasonable efforts to operate or support the operation of the Joint Venture as a going business until liquidation or buy-out.

ARTICLE 6

DISPUTE RESOLUTION

Section 6.01 Initial Procedure. The Joint Venture Parties agree to meet informally in an attempt to resolve the dispute amongst themselves acting in good faith.

If the Joint Venture Parties cannot resolve the dispute, they shall then be required to endeavor to achieve a resolution of such claim, dispute, difference or controversy by non-binding mediation administered by the American Arbitration Association under its Commercial Mediation Procedures, before resorting to arbitration, litigation, or some other dispute resolution procedure.

The Party which elects to seek resolution of such claim, dispute, difference or controversy by mediation shall notify the other Party in writing of such election. Any such notice shall describe in reasonable detail the subject matter of such claim, dispute, difference or controversy, and include a statement of such party's position and a summary of the arguments supporting that position and the relief sought and shall also identify the names of three (3) prospective, independent, neutral mediators and include a statement of their respective curricula vitae. Each of such prospective mediators shall be a Party of the American Arbitration Association National Roster of Arbitrators and Mediators and have experience in commercial matters, including, if practicable, joint ventures.

Within ten (10) business days following its receipt of such notice, the recipient Party shall submit to the other Party a written response, which response shall include a reasonably detailed statement of the recipient Party's position regarding the dispute identified by the notifying Party and a summary of the arguments supporting that position. Any such response shall also include the name, selected from the list of prospective mediators provided by the notifying party, of the individual who will act as the mediator in the dispute identified by the notifying party.

The Parties shall meet with the selected mediator in the City of Los Angeles, California, or such other location as the Joint Venture Parties may mutually agree within thirty (30) business days after the recipient Party has received notice of the dispute and shall proceed diligently and in good faith, using commercially reasonable efforts, to resolve the matters in dispute. The mediation shall not continue longer than one (1) hearing day without the written approval of both parties. Neither Party shall be bound by any recommendation of the mediator. One or more senior executives from each party shall personally participate in the mediation proceedings contemplated herein and shall endeavor to achieve a resolution of the dispute though mutual agreement.

The senior executives, who shall have full authority to decide on behalf of and bind their respective entities, shall allocate at least one (1) full business day of their time for the mediation process on any such claim, dispute, difference or controversy submitted to mediation hereunder. Such senior executives may be represented by counsel in connection with any such mediation proceedings and, in addition, either party may, with permission of the mediator, bring such additional persons as are needed to respond to questions, contribute information or participate in the negotiations.

The fees and expenses of the mediator and the American Arbitration Association shall be shared equally by both parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to any such claim, dispute, difference or controversy and any related matters. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any employees of the American Arbitration Association, are confidential, privileged and inadmissible for any purpose, including, but not limited to, impeachment, in any arbitration, litigation or other proceeding related to this Agreement, provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

At no time prior to or during the mediation shall either party initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by agreement of the parties. If any such claim, dispute, difference or controversy is not resolved by such mediation, either party

may pursue such rights and remedies as may be available to either of them under this Agreement or at law or in equity.

Section 6.02 Injunctive Relief. Nothing in this Article 8 shall preclude any Party, at any time, from taking or requesting any judicial or other authority in any country to order any provisional or conservatory measure, including pre-award attachment, injunction or similar remedy for the presentation of its rights and interests.

Section 6.03 Governing Law. This agreement shall be deemed to have been entered into in California and shall be governed by and construed under the laws of California without giving effect to the principles of conflicts of law. Any Dispute for which a Party is permitted to bring a court proceeding shall be instituted in the courts of California, and each Party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 6.04 Attorney fees. In any Dispute for which a Party is permitted to bring a court or arbitration proceeding, the prevailing Party shall be entitled to recover its actual attorneys' fees and court costs from the non-prevailing Party.

ARTICLE 7

INDEMNIFICATION

Section 7.01 Indemnification Obligations. Each Party shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents, successors and assigns against all Losses arising out of or resulting from any third-party claim, suit, action or proceeding related to or arising out of or resulting from:

(a) the other Party's breach of any representation, warranty, covenant or obligation under this Agreement; or

(b) use by the Joint Venture in connection with any operational activities performed pursuant to the Joint Venture. Viva Buds shall obtain appropriate and sufficient general liability insurance to cover its Joint Venture operations in an amount equal to one million dollars per occurrence, with appropriate coverage that is customary for the agricultural operations undertaken by the Joint Venture.

Section 7.02 Indemnification Procedure. The indemnitee shall promptly notify indemnitor in writing of any Action and cooperate with the indemnitee at the indemnitor's sole cost and expense. The indemnitor shall immediately take control of the defense and investigation of the Action and shall employ counsel of its choice/reasonably acceptable to the indemnitee to handle and defend the Action, at the indemnitor's sole cost and expense. The indemnitor shall not settle any Action in a manner that adversely affects the indemnitee's rights without the indemnitee's prior written consent, which shall not be unreasonably withheld or delayed. The indemnitee's failure to perform any obligations under this Section shall not relieve the indemnitor of its obligation under this Section except to the extent that the indemnitor can demonstrate that it has been materially prejudiced as a result of the failure. The indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by:

(a) acts of God;

(b) flood, fire or explosion;

(c) war, terrorism, invasion, riot or other civil unrest;

(d) embargoes or blockades in effect on or after the date of this Agreement;

(e) national or regional emergency;

(f) strikes, labor stoppages or slowdowns or other industrial disturbances;

each of the foregoing, a "Force Majeure"), in each case, provided that (i) such event is outside the reasonable control of the affected Party; (ii) the affected Party provides prompt notice to the other Party, stating the period of time the occurrence is expected to continue; and (iii) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure event. A Party may terminate this Agreement if a Force Majeure event affecting the other Party continues substantially uninterrupted for a period of one hundred and twenty (120) Business Days or more. Unless the Party terminates this Agreement pursuant to the preceding sentence, all timelines in the Joint Venture Project Plan shall automatically be extended for a period up to the duration of the Force Majeure event.

Section 8.02 Further Assurances. Each Party shall, upon reasonable request, and at the request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

Section 8.03 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Any party to this Agreement may deliver an executed copy hereof or of any of the Related Agreements by facsimile transmission or electronically in Portable Document Format (PDF) to another party hereto or thereto and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of any of the Related Agreements.

Section 8.04 Publicity. Each Party agrees that press releases and other announcements to be made by the Joint Venture with respect to transactions contemplated hereby shall be subject to mutual agreement and prior consent.

Section 8.05 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.06 Assignability. This Agreement, and all rights and obligations hereunder, are personal to the Parties and shall not be assigned by any of them voluntarily or by operation of law without the prior written consent thereto by the other Parties hereto. No assignment shall become effective until the prospective transferee has executed and delivered to the Joint Venture an undertaking satisfactory to counsel for the other parties in which the transferee agrees to be bound by the terms of this Agreement and all of the Related Agreements as may be appropriate.

Section 8.07 No Waiver. A failure by any party to assert its rights under this Agreement shall not be deemed a waiver of such rights, nor shall any waiver be implied from any act or omission. No waiver by a party with respect to any right shall extend its effect to any subsequent breach of the terms hereof of like or different kind unless such waiver explicitly provides otherwise.

Section 8.08 Agreements. This Agreement may be altered, modified, or amended only by a written instrument duly executed by each of the Parties.

Section 8.09 Complete Agreement. This Agreement amends and restates, in its entirety, the Joint Venture Agreement. This Agreement, together with the Disclosure Schedules hereto and the Ancillary Agreements, represent the entire agreement of the parties with respect to the transactions contemplated hereby and shall supersede and replace the existing Joint Venture Agreement and any and all previous contracts, arrangements, understandings, negotiations and commitments between the parties with respect to the transactions contemplated hereby (whether oral or written); provided, however, that it does not change or otherwise alter or affect any of the Ancillary Agreements except to the extent that the provisions of any such Ancillary Agreements are inconsistent with any of the provisions hereof, in which event the provisions of this Agreement will govern and control.

Section 8.10 Responsibility for Breach by Affiliates. Each Party shall be responsible for and liable for any breach of the provisions of this Agreement or any agreement executed in connection herewith (including, but not limited to, the Related Agreements) by its Affiliates, and any such breach by a Party's Affiliate shall be considered a breach of this Agreement by such Party.

Section 8.11 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

(a) If to MCOA:

1340 West Valley Parkway, #205
Escondido, CA 92029
Email: don@donaldsteinberg.com
Attention: DONALD STEINBERG

(b) If to Natural Plant & Subsidiaries

Natural Plant Extracts
11116 Wright Rd.
Lynwood, CA 90262
Email: alant311@gmail.com

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the five (5) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Section 10.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto

shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

MARIJUANA COMPANY OF AMERICA, INC.
"MCOA"

DocuSigned by:
By: Donald Steinberg
2E39A37918C14F5...

DONALD STEINBERG
Director, Chairman of the Board, President

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC.
GREEN ETHOS, LLC, NORTHERN LIGHTS DISTRIBUTION, LLC &
BLOCK CHAIN 420
"Natural Plant"

DocuSigned by:
By: [signature]
5FEB03B0ECF64E9...

ALAN TSAI
President

Schedule A Joint Venture Agreement

STATE OF CALIFORNIA
DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

TEMPORARY MANUFACTURING LICENSE
ADULT AND MEDICINAL CANNABIS PRODUCTS

LICENSEE:
NATURAL PLANT EXTRACT OF CALIFORNIA
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSED PREMISES:
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSE NUMBER: CDPH-T00000342
LICENSE TYPE: Type 7: Volatile Solvent Extraction

EFFECTIVE DATE: 01/09/2018
EXPIRATION DATE: 05/02/2019

This license is a conditional license and authorizes the holder thereof to engage in commercial cannabis activity as would be permitted under the privileges of the annual license for which the applicant may submit an application to the licensing authority. This license is not transferable to any other person or premises.

CDPH California Department of Public Health PublicHealth

California Department of Public Health
P.O. Box 997377, MS 7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch

Schedule A Joint Venture Agreement

CANNABIS CONTROL CALIFORNIA

Bureau of Cannabis Control
(833) 768-5880

Adult-Use and Medicinal - Distributor Temporary License

LICENSE NO:
A11-18-0000151-TEMP

VALID:
2/9/2018

LEGAL BUSINESS NAME:
NATURAL PLANT EXTRACT OF CALIFORNIA

EXPIRES:
6/4/2019

PREMISE:
11116 WRIGHT RD
LYNWOOD, CA 90262

Non-Transferable

Prominently display this license as required by Title 16 CCR § 5039

Schedule A Joint Venture Agreement

CANNABIS CONTROL CALIFORNIA

Bureau of Cannabis Control
(833) 768-5880

Adult-Use and Medicinal - Distributor Temporary License

LICENSE NO:
A11-18-0000151-TEMP

VALID:
2/9/2018

LEGAL BUSINESS NAME:
NATURAL PLANT EXTRACT OF CALIFORNIA

EXPIRES:
6/4/2019

PREMISE:
11116 WRIGHT RD
LYNWOOD, CA 90262

Non-Transferable

Prominently display this license as required by Title 16 CCR § 5039

Schedule A Joint Venture Agreement

DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

TEMPORARY MANUFACTURING LICENSE
ADULT AND MEDICINAL CANNABIS PRODUCTS

LICENSEE:
NATURAL PLANT EXTRACT OF CALIFORNIA
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSED PREMISES:
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSE NUMBER: CDPH-T00000342
LICENSE TYPE: Type 7: Volatile Solvent Extraction

EFFECTIVE DATE: 01/09/2018
EXPIRATION DATE: 02/01/2019

This license is a conditional license and authorizes the holder thereof to engage in commercial cannabis activity as would be permitted under the privileges of the annual license for which the applicant may submit an application to the licensing authority. This license is not transferable to any other person or premises.

CDPH California Department of Public Health

California Department of Public Health
P.O. Box 997377, MS 7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch

Schedule B Joint Venture Agreement

MATERIAL DEFINITIVE
AGREEMENT

by and among

MARIJUANA COMPANY OF AMERICA, INC.,
A Utah Corporation

and

NATURAL PLANT EXTRACT OF CALIFORNIA, INC.
A California Corporation

&

ITS WHOLLY OWNED SUBSIDIARIES, GREEN ETHOS, LLC, NORTHERN LIGHTS
DISTRIBUTION, LLC & BLOCK CHAIN 420, LLC, Each a California Limited Liability Company

MATERIAL DEFINITIVE AGREEMENT

THIS MATERIAL DEFINTIVE AGREEMENT (the "Agreement"), is entered into as of April 15, 2019, by and between Natural Plant Extract of California, a California corporation (hereafter referred to as the "NPE"), including its wholly owned subsidiaries, with a business address of 11116 Wright Rd., Lynwood, CA 90262, and Marijuana Company of America, Inc., a Utah Corporation (hereafter referred to as "MCOA"), with a business address of 1340 West Valley Parkway, Ste. 205, Escondido, CA 92029. NPE and MCOA may be individually referred to as a "Party" and collectively as the "Parties". All references to NPE shall include by reference its wholly owned subsidiaries Green Ethos, LLC, NLD Distribution, LLC and Block Chain 420.

RECITALS

MCOA is a corporation formed and operating in good standing under the laws of the State of Utah. MCOA'S common stock is traded on the OTC Markets OTCQB listing tier under the trading symbol: "MCOA." MCOA is a "reporting company" under the 1934 Securities and Exchange Act ("1934 Act") with a class of common stock registered under Section 12g of the Act. MCOA's 1934 Act reports are filed with the Securities and Exchange Commission and are available to the public at www.sec.gov.

NPE is a corporation formed and operating in good standing under the laws of the State of California. NPE has the following wholly owned subsidiaries operating in the licensed California cannabis industry: Green Ethos LLC (cannabis manufacturing), Northern Lights Distribution LLC ("NLD") (cannabis distribution), and, Block Chain 420 (cannabis retail delivery). NPE has a long-term lease at 11116 Wright Rd, which is owned by the majority owners of NPE. NPE and its wholly owned subsidiaries hold valid active California city and state licenses for the delivery of cannabis products in California (Schedule A).

MCOA desires to purchase a twenty percent (20%) ownership interest in the NPE's authorized common stock pursuant to a stock purchase agreement set out in Schedule B attached hereto and incorporated herein by reference.

Further, NPE and MCOA agree to form and operate a Joint Venture in California under the name Viva Buds, Inc., to engage in the licensed marketing and delivery of cannabis in California.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF MCOA

MCOA represents and warrants as follows:

Section 1.1 Organization of MCOA. MCOA is a corporation duly organized under the laws of Utah and has the corporate power and is duly authorized to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. MCOA has granted NPE the opportunity to review and consider complete and correct copies of MCOA's articles of incorporation, bylaws and amendments thereto,

financial statements, disclosure statements on the Securities and Exchange Commission's web site (www.sec.gov), and other such requested documents as NPE required in effect as of the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MCOA's articles of incorporation or bylaws. MCOA has full power, authority and legal right to authorize the execution and delivery of this Agreement.

Section 1.2 Tax Matters: Books and Records.

(a) The available financial books and records of MCOA have been presented to NPE, and those records represent all of the available financial books and records in the possession of the MCOA; and,

(b) MCOA has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

Section 1.3 Litigation and Proceedings. There are no known actions, suits, proceedings or investigations pending or threatened by or against or affecting MCOA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of MCOA. MCOA is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.4 Material Contract Defaults. MCOA is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of MCOA, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which MCOA has not taken adequate steps to prevent such a default from occurring.

Section 1.5 Information. The information concerning MCOA as set forth in this Agreement, as filed with the Securities and Exchange Commission, and as the included Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.6 Title and Related Matters. MCOA has title to all assets as disclosed to NPE.

Section 1.7 Material Contracts & Commitments; Business Description. MCOA is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction, or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as MCOA can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of MCOA.

Section 1.8 Compliance With Laws and Regulations. To the best of MCOA's knowledge and belief, MCOA has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof. Regarding MCOA's operations that involve cannabis and hemp, MCOA represents that while legal for medicinal or recreational use in some 33 States, cannabis remains a Schedule 1 drug under the U.S. Controlled Substances Act (21 U.S.C. § 811), and illegal. Under United

States federal law cannabis is an illegal Schedule 1 drug. State laws providing for cannabis legalization are in direct conflict with federal law. Federal law in the United States is superior to state law. In the event the U.S. federal government was to enforce federal law, those states that have legalized cannabis, and those persons operating in the cannabis industries, may be susceptible to criminal prosecution. Such action could void this contract.

Section 1.9 **Insurance.** MCOA currently has no insurance policies of any kind in effect.

Section 1.10 **Approval of Agreement.** As of the Closing the directors of MCOA shall have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

Section 1.11 **Material Transactions or Affiliations.** At and as of the Closing, subject to the terms of this Agreement and the disclosures, covenants and warranties made herein, there are no material contracts or agreements of arrangement between MCOA and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of MCOA and which is to be performed in whole or in part after the date hereof. MCOA has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.12 **No Conflict With Other Instruments.** The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which MCOA is a party or to which any of its properties or operations are subject.

Section 1.13 **Financial Statements.** All available MCOA accounting and financial reports have been made available to NPE.

Section 1.14 MCOA acknowledges that the NPE shares being acquired pursuant to the stock purchase agreement in Schedule B may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") unless pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Section 1.15 MCOA is acquiring the NPE Shares for its own accounts for long term investment, and not with a view toward distribution thereof as underwriters of NPE. The share purchase is made pursuant to an exemption from registration, including but not limited to Regulation D of the Securities Act. Pursuant to Section 506(b) MCOA is an accredited and sophisticated investor as that term is defined by Section 501 of the Securities Act.

Section 1.16 MCOA acknowledges that the NPE shares that are the subject of this Agreement have been offered to it in direct communication between it and NPE, and not through any advertisement of any kind.

Section 1.17 MCOA acknowledges that it has been advised by its own legal and financial counsel to assist it in evaluating this Agreement and the stock purchase agreement in Schedule B. MCOA acknowledges that NPE has given it and its counsel access to all information relating to NPE's business that MCOA or its designees requested. MCOA acknowledges that it has sufficient business and financial

experience and knowledge concerning the affairs and conditions of NPE, so that it can make a reasoned decision as to this Agreement, and is capable of evaluating the merits and risks of this purchase. MCOA and its designees are sophisticated investors under U.S. securities laws.

Section 1.18 MCOA is aware of the restrictions of transferability of the Shares and further understands the certificates of NPE common stock shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MCOA understands that the NPE common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF NPE

As an inducement to, and to obtain the reliance of MCOA, NPE represents and warrants as follows:

Section 2.1 **NPE Assets;** NPE has California city and state licenses for the delivery of cannabis products in California. The California cannabis licenses are in effect and in good order and have not been terminated or limited by any regulatory action that would affect NPE's operations in any material way.

Section 2.2 **Tax Matters; Financial Books & Records** NPE's financial statements are unaudited and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The company's financial statements fairly present the financial condition and operating results of NPE as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.

Section 2.3 **Information.** The information concerning NPE as set forth in this Agreement and in the Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.4 **Title and Related Matters.** NPE has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by NPE and the performance by NPE of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which NPE, or its officers, directors are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause NPE to be liable to any party, or (c) an event that would result in the creation or imposition of any

lien, charge, or encumbrance on any asset of NPE upon the Shares to be acquired by MCOA.

Section 2.5 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting NPE, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of NPE. NPE does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality that would affect its operations.

Section 2.6 Contracts. As of the Closing Date, NPE will not be a party to any contract, agreement, commitment or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, which materially and adversely affects, or in the future may (as far as NPE can now foresee) materially and adversely affect the business, operations, properties, cash, assets or conditions of NPE or its wholly owned subsidiaries.

Section 2.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which NPE is a party or to which any of its properties or operations are subject.

Section 2.10 Material Contract Defaults. To the best of NPE's knowledge and belief, NPE is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to its business, operations, properties, assets or condition, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which NPE has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. NPE has all California cannabis licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted in California as of the date hereof. Regarding NPE's operations that involve cannabis and hemp, NPE represents that while legal for medicinal or recreational use in some 33 States, cannabis remains a Schedule 1 drug under the U.S. Controlled Substances Act (21 U.S.C. § 811), and illegal. Under United States federal law cannabis is an illegal Schedule 1 drug. State laws providing for cannabis legalization are in direct conflict with federal law. Federal law in the United States is superior to state law. In the event the U.S. federal government was to enforce federal law, those states that have legalized cannabis, and those persons operating in the cannabis industries, may be susceptible to criminal prosecution. If such action was taken, it could void this contract.

Section 2.12 NPE acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this Agreement. NPE acknowledges that MCOA has given it and its counsel access to all information relating to the MCOA's business that NPE requested. NPE and its designees acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of MCOA so that it can make a reasoned decision as to this Agreement.

Section 2.13 NPE acknowledges that the MCOA shares being acquired as consideration pursuant to the stock purchase agreement in Schedule B may not be sold, pledged, assigned, hypothecated

or otherwise transferred, with or without consideration ("Transfer") unless pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Section 2.14 NPE is acquiring the MCOA Shares for its own accounts for long term investment, and not with a view toward distribution thereof as underwriters of NPE. The share purchase is made pursuant to an exemption from registration, including but not limited to Regulation D of the Securities Act. Pursuant to Section 506(b) NPE is an accredited and sophisticated investor as that term is defined by Section 501 of the Securities Act.

Section 2.15 NPE acknowledges that the MCOA shares that are the subject of this Agreement have been offered to it in direct communication between it and MCOA, and not through any advertisement of any kind.

Section 2.16 NPE acknowledges that it has been advised by its own legal and financial counsel to assist it in evaluating this Agreement and the stock purchase agreement in Schedule B. NPE acknowledges that MCOA has given it and its counsel access to all information relating to MCOA's business that NPE or its designees requested. NPE acknowledges that it has sufficient business and financial experience and knowledge concerning the affairs and conditions of MCOA, so that it can make a reasoned decision as to this Agreement, and is capable of evaluating the merits and risks of this purchase. NPE and its designees are sophisticated investors under U.S. securities laws.

Section 2.17 NPE is aware of the restrictions of transferability of the Shares and further understands the certificates of MCOA common stock shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NPE understands that the MCOA common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE III
CLOSING AND TERMINATION

Section 3.1 Satisfaction of Conditions Precedent to Closing; As a condition precedent to the Closing of the transaction contemplated by this Agreement, the Parties agree as follows:

(a) NPE and MCOA will execute the stock purchase agreement set out in Schedule B;

(b) NPE and MCOA will concurrently execute the joint venture agreement set out in Schedule C.

Section 3.2 **Closing**. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about April 15, 2019 or as soon as practicable thereafter ("Closing Date"); however, a Closing Date shall not occur beyond December 31, 2019 ("Termination Date").

Section 3.3 **Effective Date.** The Effective Date of this Agreement is April 15, 2019.

Section 3.4 **Termination.** This Agreement may be terminated by the board of directors of MCOA or NPE at any time prior to the Closing Date of this Agreement if:

(i) there shall be any action or proceeding before any California court or any California governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

(ii) any of the transactions contemplated hereby are disapproved by any California regulatory authority whose approval is required to consummate such transactions; or,

(iii) failure of the condition precedent set forth in Section 3.1.

(iv) This Agreement may also be terminated at any time prior to the Closing Date by action of the MCOA, or NPE if either shall fail to comply in any material respect with any of their respective representations, covenants or agreements contained in this Agreement, or if any of the representations or warranties contained herein shall be inaccurate in any material respect.

ARTICLE IV
SPECIAL MATERIAL COVENANTS

Section 4.1 **Access to Properties and Records.** Prior to closing, MCOA and NPE will allow each other full access to their respective assets, properties, licenses and books and records, as may from time to time be reasonably requested.

Section 4.2 **Third Party Consents.** MCOA and NPE agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 4.3 **Actions Prior and Subsequent to Closing.**

(a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, MCOA and NPE will:

(i) maintain and keep its properties, including all cash and licenses, in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii) maintain in full force and effect any insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii) perform in all material respects all of its obligations under material contracts, leases, licenses and instruments relating to or affecting its assets, properties and business;

(b) From and after the date of this Agreement until the Closing Date, neither MCOA nor NPE will, without the prior consent of the other:

(i) except as otherwise specifically set forth herein, make any change in its articles of organization or incorporation or bylaws or operating agreement;

(ii) declare or pay any dividend on its outstanding common shares or interests, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers or managers;

(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares or interests; or

(v) purchase or redeem any common shares or interests.

Section 4.4 Indemnification.

(a) MCOA hereby agrees to indemnify NPE, as of the Closing Date, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it may become subject to or rising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year; and

(b) NPE hereby agrees to indemnify MCOA, each of its officers, agents, directors and current shareholders of MCOA as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or arising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF NPE

The obligations of NPE under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by MCOA in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement) and MCOA shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by MCOA prior to or at the Closing.

Section 5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of MCOA, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of MCOA.

Section 5.3 Liabilities. MCOA agrees that at or prior to Closing, it shall satisfy all of its outstanding obligations known by MCOA to exist during the term of office of the current officers, so that post closing MCOA shall have no known outstanding liabilities.

Section 5.5 Other Items. NPE shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as NPE may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF MCOA

The obligations of MCOA under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by NPE in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. NPE shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by NPE prior to or at the Closing. MCOA shall have been furnished with a certificate, signed by NPE and dated the Closing Date, to the foregoing effect.

Section 6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in its financial condition, business or operations.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each Party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the Parties together in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party. Indemnification shall include payment of all costs and reasonable attorney fees.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Any legal action taken to construe or enforce this Agreement shall be in the Courts of the State of California. If legal action is taken to construe or enforce this Agreement, the prevailing party shall be awarded its reasonable attorney fees as an element of costs.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to MCOA:

MARIJUANA COMPANY OF AMERICA, INC.
1340 West Valley Parkway, Ste. 205
Escondido, CA 92029
ATTENTION: Donald Steinberg
Email: don@donaldsteinberg.com

If to NPE:

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC.
11116 Wright Rd.
Lynwood, CA 90262
Attention: Alan Tsai
Email: alant311@gmail.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.5 Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party's respective disclosure information delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. No director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the parties with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation; commitment, agreement or writing will have no further rights or obligations there under. This Agreement may not be amended or modified, except by a written agreement signed by all Parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for one year.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 7.12 Expenses. Each Party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and does not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any Party without the prior written consent of the other Party.

Section 7.15 Public Announcements. Except as may be required by law, neither Party shall make any public announcement or filing with respect to the transactions provided for herein without the prior written authorization of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the Parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either Party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:

MARIJUANA COMPANY OF AMERICA, INC.

April 15, 2019

By:______________________________

Name: **DONALD STEINBERG**

Title: PRESIDENT, DIRECTOR

ATTEST:

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC., GREEN ETHOS, LLC, NORTHERN LIGHTS DISTRIBUTION, LLC & BLOCKCHAIN 420

April 15, 2019

By:______________________________

Name: **ALAN TSAI**
Title: AUTHORIZED SIGNATORY